CERTIFICATE OF AMENDMENT

                                       OF

            CERTIFICATE OF INCORPORATION OF THE WESTWIND GROUP, INC.

                           (Pursuant to Section 242 of
                      the Delaware General Corporation Law)




         The undersigned, William C. Webb, being the President and Secretary of The Westwind Group, Inc., a Delaware corporation (the "Corporation"), does hereby certify as follows:

         1. The Certificate of Incorporation of the Corporation is hereby amended pursuant to Section 242(a)(1) of the General Corporation Law of the State of Delaware to provide for the name change by amending Article I, as follows:

                                    ARTICLE I

          The name of the corporation is CTC COSMETICS HOLDINGS COMPANY, INC.

         2. The Certificate of Incorporation of the Corporation is hereby amended pursuant to Section 242(a)(3) of the General Corporation Law of the State of Delaware by amending Article IV as follows:

                                   ARTICLE IV

                              CAPITAL STOCK CLASSES

         The total number of shares of all classes which the corporation is authorized to have outstanding is Sixty Million (60,000,000) shares of which stock Fifty Million (50,000,000) shares in the par value of $.004 each, shall be common stock and of which Ten Million (10,000,000) shares in the par value of $.01 each,shall be preferred stock. Effective on March 21, 1997, the common stock shall be reconstituted such that one new share of common stock shall be issued in exchange for each 12.93 outstanding shares of common stock.

         2. The foregoing Amendment to the Certificate of Incorporation was first authorized by the Board of Directors and subsequently duly adopted by the consent in writing of the stockholders holding a majority of the Corporation's outstanding stock entitled to vote thereon in accordance with Section 228 of the General Corporation Law of the State of Delaware.

         3. In accordance with Section 228 of the General Corporation Law of the State of Delaware, a written notice of the corporate action taken by the majority of the stockholders has been given to all stockholders of record of the Corporation who have not consented in writing.

         IN WITNESS WHEREOF, the undersigned has executed this Certificate of Amendment as of March__, 1997 and DO HEREBY CERTIFY, that the facts stated in this Certificate of Amendment are true and correct.



                                    /s/ William C. Webb, President
                                    -------------------------------------------
                                    William C. Webb, Secretary

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